EXHIBIT 23.1

              Consent of Independent Certified Public Accountants

     We consent to the incorporation by reference of our report dated October 11, 2002 of Dyntek, Inc. and Subsidiaries for the year ended June 30, 2002, in the following Registration Statements filed by Dyntek, Inc. (including when such registration statements were originally filed and declared effective under the prior corporate names of Dyntek, Inc., including Tekinsight.com Inc., Universal Self Care, Inc. and Tadeo Holdings, Inc.): Form S-8 Registration Statement (Registration No. 33-78426), Form S-8 Registration Statement (Registration No.33-93448), FormS-8 Registration Statement (Registration No.33-84941), Form S-8 Registration Statement (Registration No.333-65900), Form S-8 Registration Statement (Registration No. 333-356902) and Post-Effective Amendment No.2 to Form S-3 Registration Statement (Registration No. 333-31153), included in the Dyntek, Inc. report on Form 10Q for the period ended September 30, 2002.




New York, New York                        /s/ Grassi & Co., CPAs, P.C.
November 19, 2002                         ---------------------------
                                          Grassi & Co., CPAs, P.C.
                                          Certified Public Accountants